UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 27, 2005

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)

94404
(Zip Code)

(650) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02                                             Results of Operations and Financial Condition

On January 27, 2005, Gilead Sciences, Inc., a Delaware corporation, issued a press release announcing earnings for the quarter and year ended December 31, 2004.  A copy of the earnings press release is filed as Exhibit 99.1 to this report.

Each non-GAAP financial measure reflected in the earnings press release is included because our management uses this information to monitor and evaluate on-going results and trends and believes it will be useful for investors.  These non-GAAP financial measures represent adjustments to GAAP financial measures to exclude transactions or items our management believes were unusual due to their nature, size and infrequency.  The adjustments include:  the $20.6 million fair value gain on our Eyetech Pharmaceuticals, Inc. (Eyetech) warrants as a result of Eyetech completing an initial public offering in the first quarter of 2004; the make-whole payment of $7.4 million for the redemption of our $345.0 million 2% convertible senior debt in the fourth quarter of 2004; the in-process research and development charge of $488.6 million from the acquisition of Triangle Pharmaceuticals, Inc. in the first quarter of 2003; the $13.2 million reimbursement of research and development expenses resulting from the settlement of a contractual dispute with a vendor in the third quarter of 2003; and the non-cash impairment charges of $10.9 million against certain long-lived assets sold in the fourth quarter of 2003.  Consequently, excluding these transactions from our results provides users of the financial statements an important insight into our results and related trends that affect our core business.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Gilead Sciences, Inc. on January 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan
Executive Vice President and Chief Financial Officer

Date: January 27, 2005

Exhibit Index

Exhibit Number	Description
99.1	Press Release, issued by Gilead Sciences, Inc. on January 27, 2005